For Immediate Release	Exhibit 99.1
Contact:
Dennis Craven (Company)	Chris Daly (Media)
Chief Operating Officer	DG Public Relations
(561) 227-1386	(703) 864-5553

Chatham Lodging Trust Announces Strong Third Quarter 2021 Results

Strong Performance Continues, Acquired Hotels Outperforming, Portfolio Set for Growth

WEST PALM BEACH, Fla., November 4, 2021— Chatham Lodging Trust (NYSE: CLDT), a lodging real estate investment trust (REIT) that invests in upscale, extended-stay hotels and premium-branded, select-service hotels, today announced results for the third quarter ended September 30, 2021.

Third Quarter 2021 Operating Results

•Portfolio Revenue Per Available Room (RevPAR) – Increased 92 percent to $107 compared to the 2020 third quarter. Average daily rate (ADR) accelerated 39 percent to $150, and occupancy jumped 38 percent to 71 percent for the 40 comparable hotels owned as of September 30, 2021 (excludes one Austin hotel acquired in August 2021 that opened in June 2021).
•Net loss – Lessened $16.9 million to a net loss of $1.4 million from a net loss of $18.3 million in the 2020 third quarter. Net loss per diluted common share was $(0.07) versus net loss per diluted common share of $(0.38) for the same period last year.
•GOP Margin – Grew margins a significant 25 percent to a portfolio-wide GOP margin of 45 percent in the 2021 third quarter compared to 36 percent in the 2020 third quarter.
•Adjusted EBITDA – Nearly quadrupled Adjusted EBITDA, finishing the quarter at $19.6 million compared to Adjusted EBITDA of $5.1 million in the 2020 third quarter.
•Adjusted FFO – Jumped $14.7 million to $10.5 million in the 2021 third quarter, compared to a loss of $4.2 million in the 2020 third quarter. Adjusted FFO per diluted share was $0.21, compared to an FFO loss of $(0.09) in the 2020 third quarter.
•Cash Flow/Burn Before Capital Expenditures – Generated third quarter 2021 cash flow before capital expenditures of $10.0 million, up 150 percent over 2021 second quarter flow of $4.0 million and compared to cash burn of $7.6 million in the 2021 first quarter. Cash flow/burn includes $2.2 million of principal amortization per quarter.
•Enhanced Portfolio with Acquisition of Two High-Quality Extended-Stay Hotels in Austin, Texas at the Domain - Acquired in August the Residence Inn and TownePlace Suites (TPS) hotels for $71 million. The TPS opened in June 2021. September ADR, Occupancy and RevPAR for the two hotels was $122, 81 percent and $98.
•Amends and Extends Revolving Credit Facility – Amended successfully and extended its credit facility subsequent to the end of the quarter, extending the maturity date to March 2024 including extension options and waived key financial covenants through June 30, 2022.

Jeffrey H. Fisher, Chatham’s president and chief executive officer, highlighted, “Our best-in-class portfolio continued its strong top- and bottom-line performance during the third quarter, generating cash flow before CAPEX of $10 million, up 150 percent over the second quarter and making us cash flow positive before CAPEX year-to-date. We will finish the year positive, a huge milestone for us and our investors. Chatham was the second fastest hotel REIT to become cash flow positive at the corporate level, a testament to the quality of our portfolio and strength of our operations team who is driving strong operating margins comparable to 2019 levels on much lower RevPAR levels. As a result, we have minimized dilution and have been able to emerge from the pandemic healthier than most of our peers. Additionally, with the recent completion of our $120 million preferred offering in late June, we used a portion of those proceeds to acquire two excellent hotels in Austin, Texas, that already are outperforming our underwriting projections, and we have more capacity to make acquisitions. With these acquisitions, as well as the upcoming opening of our extended-stay Home2 Suites in Los Angeles in the near future, these hotels will increase further our exposure to high-quality, premium-branded, extended-stay hotels and importantly grow our FFO per share.”

The following chart summarizes the consolidated financial results for the three and nine months ended September 30, 2021, and 2020, based on all properties owned during those periods ($ in millions, except margin percentages and per share data):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Net loss	$(1.4)	$(18.3)	$(7.4)	$(73.6)
Diluted net loss per common share	$(0.07)	$(0.38)	$(0.19)	$(1.55)
GOP Margin	44.7%	36.0%	41.0%	34.1%
Hotel EBITDA Margin	35.2%	17.9%	28.6%	17.9%
Adjusted EBITDA	$19.6	$5.1	$33.3	$18.3
AFFO	$10.5	$(4.2)	$8.2	$(10.4)
AFFO per diluted share	$0.21	$(0.09)	$0.17	$(0.22)

Hotel RevPAR Performance

The below chart summarizes key hotel financial statistics for the 40 comparable hotels owned as of September 30, 2021, compared to the 2021 second quarter and the 2021 first quarter:

	Q3 2021 RevPAR	Q2 2021 RevPAR	Q1 2021 RevPAR
Occupancy	71%	69%	53%
ADR	$150	$127	$107
RevPAR	$107	$87	$56
% Change in RevPAR to Prior Year	92%	177%	(41)%

The below chart summarizes RevPAR statistics by month for the company’s 40 comparable hotels:

	July	August	September	October
Occupancy - 2021	75%	70%	70%	72%
ADR - 2021	$151	$149	$148	$148
RevPAR - 2021	$113	$104	$103	$107
RevPAR - 2020	$50	$59	$59	$56
% Change in RevPAR	128%	77%	76%	90%

“After a robust July which was our best month since the beginning of the pandemic, we expected to see a bit of a falloff as students returned to in-class learning, adults returned to offices and the adverse impact on travel attributable to the COVID-19 Delta variant. Relative to July, our portfolio performance in August and September fared much better than the lodging industry, as we continued to see strong operating fundamentals, maintaining occupancy levels of approximately 70 percent and ADRs of almost $150. In a typical year, October is one of the strongest months for the lodging industry, and we saw that come to fruition this year as October RevPAR for us will be our second highest monthly such measure in 2021,” Fisher commented.

Fisher continued, “Third quarter RevPAR at our 40 comparable hotels was $107, up 92 percent over the same period of 2020 and down 26 percent over the 2019 third quarter. Compared to 2019, July, August and September RevPAR were down 26, 29 and 25 percent. Our third quarter performance was driven by very strong leisure travel and the steady return of the business traveler and other non-leisure guests despite office re-openings in certain locations being pushed back to 2022. Demand remains strongest on the weekend with weekend occupancy ranging from 73 to 86 percent during the quarter versus weekday occupancy that ranged from 63 to 76 percent.

“Our performance has been outstanding since the start of the pandemic, but one key thing to take away is that we have done so well despite our largest market, Silicon Valley, and other technology dependent markets, underperforming our overall portfolio. With the return of the international traveler and the expansion of technology related travel, including the vital intern programs, product launches, enhanced training and the new business traveler who moved away and is now having to come back to the office, we expect our tech driven markets such as Silicon Valley and Bellevue, Washington, to experience meaningful rebounds in 2022 and 2023 which, again, should contribute to outsized earnings growth,” Fisher concluded.

RevPAR performance for Chatham’s six largest markets based on hotel EBITDA contribution over the last twelve months is presented below:

	Q3 2021 RevPAR	% Change vs. Q3 2020	Q2 2021 RevPAR	Q1 2021 RevPAR	Q3 2020 RevPAR
40 - Hotel Portfolio	$107	92%	$87	$56	$56
Silicon Valley	$80	49%	$73	$54	$54
Coastal Northeast	$219	101%	$120	$48	$109
Greater New York	$159	84%	$123	$87	$87
Dallas	$66	95%	$78	$44	$34
San Diego	$141	99%	$132	$88	$71
Houston	$72	104%	$70	$52	$35

“Two of our top three markets produced significant sequential gains in the third quarter, with our three Coastal Northeastern hotels in Maine and New Hampshire leading the way for the second consecutive quarter as they benefited from strong leisure demand,” stated Dennis Craven, Chatham’s chief operating officer. “Greater New York is comprised of three Residence Inns and has been the beneficiary of a diverse set of demand drivers. In Dallas and San Diego, we are beginning to experience the return of smaller events at the convention centers which is positive to see. Both San Diego and Dallas are projecting meaningfully large conventions in 2022, and Silicon Valley is poised to take off next year.

“Our strong performance is driven broadly across our portfolio as nineteen of our comparable forty hotels had third quarter occupancy exceeding 75 percent in the quarter, and 14 of our hotels drove ADR’s higher than the 2019 third quarter,” Craven noted.

Approximately 60 percent of Chatham’s hotel EBITDA over the last twelve months was generated from its Residence Inn and Homewood Suites hotels. Chatham has the highest concentration of extended-stay rooms of any public lodging REIT at 60 percent. Third quarter 2021 occupancy, ADR and RevPAR for each of the company’s major brands, based on the 40 comparable hotels, is presented below (number of hotels in parentheses):

	Residence Inn (17)	Homewood Suites (7)	Courtyard (5)	Hilton Garden Inn (4)	Hampton Inns (3)
Occupancy - 2021	75%	69%	62%	63%	85%
ADR – 2021	$144	$129	$116	$181	$217
RevPAR – 2021	$109	$89	$72	$115	$185
RevPAR – 2020	$65	$44	$30	$51	$88
% Change in RevPAR	68%	105%	143%	124%	111%

Hotel Operations Performance

The below chart summarizes key hotel operating performance measures per month during the 2021 third quarter and for the three months ended June 30, 2021, and March 31, 2021. RevPAR is based on the 40 comparable hotels. Gross operating profit is calculated as Hotel EBITDA plus property taxes, ground rent and insurance (in millions, except for RevPAR and margin percentages):

	July	August	September	Q3 2021	Q2 2021	Q1 2021
RevPAR – 2021	$113	$104	$103	$107	$87	$56
Gross operating profit	$10.2	$9.3	$9.1	$28.6	$21.5	$9.4
Hotel EBITDA	$8.2	$7.3	$7.0	$22.5	$15.6	$3.5
GOP margin	46%	44%	44%	45%	43%	30%
Hotel EBITDA margin	37%	35%	34%	35%	31%	11%

“Our best-in-class platform working alongside Island Hospitality continues to deliver outstanding results. We generated third quarter GOP margins of 45 percent on RevPAR of $107, which compares very favorably to our 2019 operating margins of 46 percent on RevPAR of $132,” commented Dennis Craven, Chatham’s chief operating officer. “We expect that our same store operating margins will be higher than 2019 levels as RevPAR continues its recovery and we generate strong flow-through. Compared to the 2020 third quarter, we created meaningful flow-through of 55 percent which is notable when you take into account the ramp-up in staffing necessary to match rising occupancy, as well as the return of the complimentary breakfast at most of our hotels. On a per occupied room basis, our wage and benefit costs were $30 in the quarter, below 2019 per occupied room costs of $35, a great result achieved by our stringent oversight of labor related expenses and more efficient housekeeping programs.”

Corporate Update

The below chart summarizes key financial performance measures during the third quarter and for the three months ended June 30, 2021, and March 31, 2021. Corporate EBITDA is calculated as hotel EBITDA minus cash corporate general and administrative expenses and is before debt service and capital expenditures. Debt service includes interest expense and principal amortization on its secured debt (approximately $2.2 million per quarter). Cash flow/(burn) before CAPEX is calculated as Corporate EBITDA less debt service. Amounts are in millions, except RevPAR.

	July	August	September	Q3 2021	Q2 2021	Q1 2021
RevPAR – 2021	$113	$104	$103	$107	$87	$56
Hotel EBITDA	$8.2	$7.3	$7.0	$22.5	$15.6	$3.5
Corporate EBITDA	$7.2	$6.3	$6.1	$19.6	$12.5	1.1
Debt Service & Preferred	$(3.2)	$(3.1)	$(3.3)	$(9.6)	$(8.5)	$(8.7)
Cash flow/(burn) before CAPEX	$4.0	$3.2	$2.8	$10.0	$4.0	$(7.6)

Chatham has estimated liquidity of $199 million, including cash of approximately of $19 million, as of September 30, 2021, and remaining borrowing capacity on the credit facility of $180 million.

Hotel Acquisitions

During the third quarter in an off-market transaction, Chatham acquired two hotels comprising 269 rooms at The Domain in Austin, Texas, for an aggregate purchase price of approximately $71.2 million (the “Austin Acquisitions”). The two hotels include the 132-room Residence Inn by Marriott, which opened in 2016, and the 137-room TownePlace Suites, which opened in the 2021 third quarter.

“We have been looking for the right opportunity to expand our footprint into Austin, one of the strongest, fastest growing markets in the country. The Domain is a rapidly growing mixed-use development known as Austin’s ‘second downtown’ with over 4.2 million square feet of office space and 1.8 million square feet of retail space, plus another 2.8 million additional square feet of office space expected to be delivered over the next two years and an extra 3.8 million square feet planned thereafter,” Fisher accentuated. “These two hotels further increase the extended-stay composition of our portfolio, which is one of our long-term strategic initiatives. We believe these hotels will be great additions to our portfolio, and their performance to-date has been fantastic with the two hotels averaging September occupancy of 81 percent and October occupancy of approximately 90 percent.”

Hotel Investments

During the 2021 third quarter, the company incurred capital expenditures of $1.2 million. Chatham’s 2021 capital expenditure budget is approximately $6.3 million, excluding any spending related to the Warner Center development.

Hotel Under Development

Chatham is developing a hotel in the Warner Center submarket of Los Angeles, Calif., on a parcel of land owned by the company. The company expects the total development costs to be approximately $70 million, inclusive of land of $6.6 million. Including land, the company has incurred costs to-date of approximately $64.2 million. Construction is ahead of the previously announced schedule, and the hotel is expected to open during the 2021 fourth quarter.

Capital Markets & Capital Structure

On June 30, 2021, Chatham issued 4.8 million of its 6.625% Series A Cumulative Redeemable Preferred Shares at a public offering price of $25.00 per share, for net proceeds of approximately $116.2 million, after deducting the underwriting discount and offering-related expenses. On July 1, 2021, the operating partnership used the net proceeds to repay indebtedness under the company’s revolving credit facility and subsequently borrowed funds under its revolving credit facility to fund the $71.2 million purchase price for the Austin Acquisitions.

As of September 30, 2021, the company had net debt of $525.8 million (total consolidated debt less unrestricted cash), down $62.8 million from December 31, 2020. Total debt outstanding as of September 30, 2021, was $544.4 million at an average interest rate of 4.7 percent, comprised of $442.1 million of fixed-rate mortgage debt at an average interest rate of 4.6 percent, $70.0 million outstanding on the company’s $250 million senior unsecured revolving credit facility, which currently carries a 3.0 percent interest rate and $32.3 million outstanding on the Warner Center construction loan, which carries a 7.75 percent interest rate.

On April 30, 2021, Chatham repaid in full the $12.5 million mortgage secured by the Residence Inn New Rochelle, N.Y., that carried a 5.75 percent interest rate and was set to mature later this year.
Based on the ratio of the company’s net debt to hotel investments at cost, Chatham’s leverage ratio was approximately 30.6 percent on September 30, 2021, down from 37.7 percent on September 30, 2020. The weighted average maturity date for Chatham’s fixed-rate debt is April 2024.

Subsequent to the end of the quarter, Chatham completed a successful amendment and extension of its credit facility, which extends the final maturity date to March 2024 including extension options and provides for the waiver of key financial covenants until June 30, 2022. There was no change in pricing relative to prior levels. Participating lenders in the credit facility include Barclays Bank PLC, Regions Bank, Citibank N.A., US Bank National Association, Wells Fargo Bank National Association, Bank of America N.A., Citizens Bank N.A. and BMO Harris Bank N.A.
“We very much appreciate the efforts of our participating lenders who worked with us to execute this extension which further strengthens our financial position,” stated Jeremy Wegner, Chatham’s chief financial officer. “With the extension of this credit facility, we have no debt maturities in 2021 or 2022 and only $115 million of debt maturing in 2023. Our balance sheet is in great shape coming out of the pandemic, and we have the flexibility to invest meaningful dollars and grow earnings.”

Dividend

Although not expected, any dividend required for Chatham to maintain its REIT status for 2021 will be declared in the 2021 fourth quarter and paid in January 2022. Pursuant to its amended credit facility, any dividends paid would include a cash component no greater than the minimum percentage allowed under the Internal Revenue Code.

2021 Guidance

Due to uncertainty surrounding the impact of the pandemic on the hotel industry, the company is not providing guidance at this time.

Earnings Call

The company will hold its third quarter 2021 conference call later today at 10:00 a.m. Eastern Time. Shareholders and other interested parties may listen to a simultaneous webcast of the conference call on the Internet by logging onto Chatham’s Web site, www.chathamlodgingtrust.com, or www.streetevents.com, or may participate in the conference call by dialing 1-877-407-0789 and referencing Chatham Lodging Trust. A recording of the call will be available by telephone until 11:59 p.m. ET on Thursday, November 11, 2021, by dialing 1-844-512-2921, reference number 13724075. A replay of the conference call will be posted on Chatham’s website.

About Chatham Lodging Trust

Chatham Lodging Trust is a self-advised, publicly traded real estate investment trust (REIT) focused primarily on investing in upscale, extended-stay hotels and premium-branded, select-service hotels. As of September 30, 2021, the company owns 41 hotels totaling 6,169 rooms/suites in 15 states and the District of Columbia. Additional information about Chatham may be found at chathamlodgingtrust.com.

Non-GAAP Financial Measures

Included in this press release are certain “non-GAAP financial measures,” within the meaning of Securities and Exchange Commission (SEC) rules and regulations, that are different from measures calculated and presented in accordance with GAAP (generally accepted accounting principles). The company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, (5) EBITDAre (6) Adjusted EBITDA and (7) Adjusted Hotel EBITDA. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as prescribed by GAAP as a measure of its operating performance.

FFO As Defined by NAREIT and Adjusted FFO

The company calculates FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment write-downs, the cumulative effect of changes in accounting principles, plus depreciation and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures following the same approach. The company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it measures its performance without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of real estate assets and certain other items that the company believes are not indicative of the property level performance of its hotel properties. The company believes that these items reflect historical cost of its asset base and its acquisition and disposition activities and are less reflective of its ongoing operations, and that by adjusting to exclude the effects of these items, FFO is useful to investors in comparing its operating performance between periods and between REITs that also report using the NAREIT definition.

The company calculates Adjusted FFO by further adjusting FFO for certain additional items that are not addressed in NAREIT’s definition of FFO, including other charges, losses on the early extinguishment of debt and similar items related to its unconsolidated real estate entities that it believes do not represent costs related to hotel operations. The company believes that Adjusted FFO provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs that make similar adjustments to FFO.

EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA

The company calculates EBITDA for purposes of the credit facility debt as net income or loss excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; (3) depreciation and amortization; and (4) unconsolidated real estate entity items including interest, depreciation and amortization excluding gains and losses from sales of real estate. The company believes EBITDA is useful to investors in evaluating and facilitating comparisons of its operating performance because it helps investors compare the company’s operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results. In addition, the company uses EBITDA as one measure in determining the value of hotel acquisitions and dispositions.
The company calculates EBITDAre in accordance with NAREIT guidelines, which defines EBITDAre as net income or loss excluding interest expense, income tax expense, depreciation and amortization expense, gains or losses from sales of real estate, impairment, and adjustments for unconsolidated joint ventures. We believe that the presentation of EBITDAre provides useful information to investors regarding the Company's operating performance and can facilitate comparisons of operating performance between periods and between REITs.

The company calculates Adjusted EBITDA by further adjusting EBITDA for certain additional items, including other charges, losses on the early extinguishment of debt, amortization of non-cash share-based compensation and similar items related to its unconsolidated real estate entities, which it believes are not indicative of the performance of its underlying hotel properties entities. The company believes that Adjusted EBITDA provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs that report similar measures.
Adjusted Hotel EBITDA is defined as net income before interest, income taxes, depreciation and amortization, corporate general and administrative, impairment loss, loss on early extinguishment of debt, interest and other income and income or loss from unconsolidated real estate entities. The Company presents Adjusted Hotel EBITDA because the Company believes it is useful to investors in comparing its hotel operating performance between periods and comparing its Adjusted Hotel EBITDA margins to those of our peer companies. Adjusted Hotel EBITDA represents the results of operations for its wholly owned hotels only.

Although the company presents FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA because it believes they are useful to investors in comparing the company’s operating performance between periods and between REITs that report similar measures, these measures have limitations as analytical tools. Some of these limitations are:

•FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the company’s cash expenditures, or future requirements, for capital expenditures or contractual commitments;
•FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect changes in, or cash requirements for, the company’s working capital needs;
•FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect funds available to make cash distributions;
•EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the company’s debts;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may need to be replaced in the future, and FFO, Adjusted FFO, EBITDA, EBITDAre,

Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect any cash requirements for such replacements;
•Non-cash compensation is and will remain a key element of the company’s overall long-term incentive compensation package, although the company excludes it as an expense when evaluating its ongoing operating performance for a particular period using adjusted EBITDA;
•Adjusted FFO, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the impact of certain cash charges (including acquisition transaction costs) that result from matters the company considers not to be indicative of the underlying performance of its hotel properties; and
•Other companies in the company’s industry may calculate FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA differently than the company does, limiting their usefulness as a comparative measure.

In addition, FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not represent cash generated from operating activities as determined by GAAP and should not be considered as alternatives to net income or loss, cash flows from operations or any other operating performance measure prescribed by GAAP. FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA are not measures of the Company’s liquidity. Because of these limitations, FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. The Company compensates for these limitations by relying primarily on its GAAP results and using FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA only supplementally. The Company’s consolidated financial statements and the notes to those statements included elsewhere are prepared in accordance with GAAP. The company’s reconciliation of FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA to net income attributable to common shareholders, as determined under GAAP, is set forth below.

Forward-Looking Statement Safe Harbor

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements include those with regard to the potential future impact of the COVID-19 pandemic, within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements include information about possible or assumed future results of the lodging industry and our business, financial condition, liquidity, results of operations, cash flow and plans and objectives. These statements generally are characterized by the use of the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements. Important factors that we think could cause our actual results to differ materially from expected results are summarized below.
One of the most significant factors, however, is the ongoing impact of the current outbreak of the COVID-19 pandemic on the United States, regional and global economies, the broader financial markets, our customers and employees, governmental responses thereto and the operation changes we have and may implement in response thereto. The current outbreak of the COVID-19 pandemic has also impacted, and is likely to continue to impact, directly or indirectly, many of the other important factors below. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. In particular, it is difficult to fully assess the impact of the COVID-19 pandemic at this time due to, among other factors, uncertainty regarding the severity and duration of the outbreak domestically and internationally and the effectiveness of federal, state and local governments' efforts to contain the spread of COVID-19 and respond to its direct and indirect impact on the U.S. economy and economic activity.

Other risks include, but are not limited to: national and local economic and business conditions, including the effect on travel of potential terrorist attacks, that will affect occupancy rates at the company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the company’s indebtedness and its ability to meet covenants in its debt agreements; relationships with property managers; the company’s ability to maintain its properties in a Third-class manner, including meeting capital expenditure requirements; the company’s ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; the company’s ability to complete acquisitions and dispositions; and the company’s ability to continue to satisfy complex rules in order for the company to remain a REIT for federal income tax purposes and other risks and uncertainties associated with the company’s business described in the company's filings with the SEC; inaccuracies of our accounting estimates and the uncertainty and economic impact of pandemics, epidemics or other public health emergencies of fear of such events, such as the recent COVID-19 pandemic. Given these uncertainties, undue reliance should not be placed on such statements. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events. The forward-looking statements should also be read in light of the risk factors identified in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 as updated by the Company's subsequent filings with the SEC under the Exchange Act.

CHATHAM LODGING TRUST
Consolidated Balance Sheets
(In thousands, except share and per share data)

	September 30, 2021	December 31, 2020
	(unaudited)
Assets:
Investment in hotel properties, net	$1,299,296	$1,265,174
Investment in hotel properties under development	64,168	43,651
Cash and cash equivalents	18,580	21,124
Restricted cash	10,986	10,329
Right of use asset, net	20,151	20,641
Hotel receivables (net of allowance for doubtful accounts of $393 and $248, respectively)	3,235	1,688
Deferred costs, net	4,413	5,384
Prepaid expenses and other assets	5,138	2,266
Total assets	$1,425,967	$1,370,257
Liabilities and Equity:
Mortgage debt, net	$441,414	$460,145
Revolving credit facility	70,000	135,300
Construction loan	32,283	13,325
Accounts payable and accrued expenses	30,772	25,374
Distributions and losses in excess of investments in unconsolidated real estate entities	—	19,951
Lease liability, net	22,836	23,233
Distributions payable	2,134	469
Total liabilities	599,439	677,797
Commitments and contingencies
Equity:
Shareholders’ Equity:
Preferred shares, $0.01 par value, 100,000,000 shares authorized; 4,800,000 and 0 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	48	—
Common shares, $0.01 par value, 500,000,000 shares authorized; 48,767,816 and 46,973,473 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	487	470
Additional paid-in capital	1,048,059	906,000
Accumulated deficit	(237,927)	(228,718)
Total shareholders’ equity	810,667	677,752
Noncontrolling interests:
Noncontrolling interest in Operating Partnership	15,861	14,708
Total equity	826,528	692,460
Total liabilities and equity	$1,425,967	$1,370,257

CHATHAM LODGING TRUST
Consolidated Statements of Operations
(In thousands, except share and per share data)
(unaudited)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenue:
Room	$59,305	$32,307	$135,210	$104,205
Food and beverage	1,025	237	2,145	2,417
Other	3,679	1,630	7,898	5,560
Reimbursable costs from unconsolidated entities	286	795	1,400	3,169
Total revenue	64,295	34,969	146,653	115,351
Expenses:
Hotel operating expenses:
Room	11,884	6,903	28,537	24,814
Food and beverage	717	184	1,493	2,202
Telephone	366	344	1,114	1,073
Other hotel operating	743	312	1,652	1,303
General and administrative	6,082	3,907	14,950	12,543
Franchise and marketing fees	5,294	2,876	11,983	9,232
Advertising and promotions	1,078	848	2,670	3,212
Utilities	3,059	2,592	7,698	6,971
Repairs and maintenance	3,253	2,250	8,433	7,352
Management fees	2,185	1,292	5,141	4,164
Insurance	716	361	2,072	1,082
Total hotel operating expenses	35,377	21,869	85,743	73,948
Depreciation and amortization	13,668	13,620	40,355	40,349
Impairment loss on investment in unconsolidated real estate entities	—	—	—	15,282
Property taxes, ground rent and insurance	6,114	6,171	17,947	18,161
General and administrative	4,147	2,958	11,993	8,210
Other charges	256	(199)	633	2,785
Reimbursable costs from unconsolidated entities	286	795	1,400	3,169
Total operating expenses	59,848	45,214	158,071	161,904
Operating income (loss) before (loss) gain on sale of hotel property	4,447	(10,245)	(11,418)	(46,553)
(Loss) gain on sale of hotel property	(7)	—	(21)	3
Operating income (loss)	4,440	(10,245)	(11,439)	(46,550)
Interest and other income	—	25	103	145
Interest expense, including amortization of deferred fees	(5,823)	(7,245)	(18,649)	(21,112)
Loss from unconsolidated real estate entities	—	(847)	(1,231)	(6,099)
Gain on sale of investment in unconsolidated real estate entities	—	—	23,817	—
Loss before income tax expense	(1,383)	(18,312)	(7,399)	(73,616)
Income tax expense	—	—	—	—
Net loss	(1,383)	(18,312)	(7,399)	(73,616)
Net loss attributable to noncontrolling interests	64	255	178	949
Net loss attributable to Chatham Lodging Trust	(1,319)	(18,057)	(7,221)	(72,667)
Preferred dividends	(1,988)	—	(1,988)	—
Net loss attributable to common shareholders	$(3,307)	$(18,057)	$(9,209)	$(72,667)
Loss per Common Share - Basic:
Net loss attributable to common shareholders	$(0.07)	$(0.38)	$(0.19)	$(1.55)
Loss per Common Share - Diluted:
Net loss attributable to common shareholders	$(0.07)	$(0.38)	$(0.19)	$(1.55)
Weighted average number of common shares outstanding:
Basic	48,755,561	46,965,526	48,211,612	46,958,143
Diluted	48,755,561	46,965,526	48,211,612	46,958,143
Distributions declared per common share:	$—	$—	$—	$0.22

CHATHAM LODGING TRUST
FFO and EBITDA
(In thousands, except share and per share data)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2021	2020	2021	2020
Funds From Operations (“FFO”):
Net loss	$(1,383)	$(18,312)	$(7,399)	$(73,616)
Preferred dividends	(1,988)	—	(1,988)	—
Net loss attributable to common shares and common units	(3,371)	(18,312)	(9,387)	(73,616)
Loss (gain) on sale of hotel property	7	—	21	(3)
Loss on sale of assets within the unconsolidated real estate entities	—	1	—	2
Gain on sale of investment in unconsolidated real estate entities	—	—	(23,817)	—
Depreciation	13,605	13,559	40,172	40,165
Impairment loss on investment in unconsolidated real estate entities	—	—	—	15,282
Impairment loss within the unconsolidated real estate entities	—	—	—	1,388
Adjustments for unconsolidated real estate entity items	—	778	568	3,641
FFO attributable to common share and unit holders	10,241	(3,974)	7,557	(13,141)
Other charges	256	(199)	633	2,785
Adjustments for unconsolidated real estate entity items	—	—	46	5
Adjusted FFO attributable to common share and unit holders	$10,497	$(4,173)	$8,236	$(10,351)
Weighted average number of common shares and units
Basic	49,731,663	47,682,142	49,129,734	47,618,584
Diluted	49,941,959	47,682,142	49,311,113	47,618,584

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2021	2020	2021	2020
Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”):
Net loss	$(1,383)	$(18,312)	$(7,399)	$(73,616)
Interest expense	5,823	7,245	18,649	21,112
Depreciation and amortization	13,668	13,620	40,355	40,349
Adjustments for unconsolidated real estate entity items	—	1,576	1,184	7,477
EBITDA	18,108	4,129	52,789	(4,678)
Impairment loss on investment in unconsolidated real estate entities	—	—	—	15,282
Impairment loss within the unconsolidated real estate entities	—	—	—	1,388
Loss (gain) on sale of hotel property	7	—	21	(3)
Loss on the sale of assets within unconsolidated real estate entities	—	1	—	2
Gain on sale of investment in unconsolidated real estate entities	—	—	(23,817)	—
EBITDAre	18,115	4,130	28,993	11,991
Other charges	256	(199)	633	2,785
Adjustments for unconsolidated real estate entity items	—	—	46	5
Share based compensation	1,235	1,125	3,585	3,473
Adjusted EBITDA	$19,606	$5,056	$33,257	$18,254

CHATHAM LODGING TRUST
ADJUSTED HOTEL EBITDA
(In thousands, except share and per share data)

		For the three months ended		For the nine months ended
		September 30,		September 30,
		2021	2020	2021	2020

Net loss		$(1,383)	$(18,312)	$(7,399)	$(73,616)
Add:	Interest expense	5,823	7,245	18,649	21,112
	Depreciation and amortization	13,668	13,620	40,355	40,349
	Corporate general and administrative	4,147	2,958	11,993	8,210
	Other charges	256	—	633	2,785
	Loss from unconsolidated real estate entities	—	847	1,231	6,099
	Impairment loss on investment in unconsolidated real estate entities	—	—	—	15,282
	Loss on sale of hotel property	7	—	21	—
Less:	Interest and other income	—	(25)	(103)	(145)
	Other charges	—	(199)	—	—
	Gain on sale of hotel property	—	—	—	(3)
	Gain on sale of investment in unconsolidated real estate entities	—	—	(23,817)	—
	Adjusted Hotel EBITDA	$22,518	$6,134	$41,563	$20,073